RECOM MANAGEMENT SYSTEMS INC.

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Common Stock Purchase Agreement

This Common Stock Purchase Agreement (the “Agreement”) is made as of March 31, 2005 by and between Recom Managed Systems, Inc., a Delaware corporation (the “Company”), and the purchaser listed on the schedule attached hereto as Schedule A  (the “Schedule of Purchasers”).  The persons or entities listed thereon are hereinafter referred to collectively as the “Purchasers” and individually as a “Purchaser.”  Each Purchaser shall sign his or her individual Agreement for purposes of protection, clarification and privacy.

Whereas, after performing due diligence as they desire, the Purchasers desire to purchase, and the Company agrees to sell, shares of the Company’s Common Stock pursuant to the terms and conditions of this Agreement;

Whereas the Company acknowledges that it has disclosed publicly, either through press releases or via its SEC filings, all material information related to its product development, operations, and financial condition;

Whereas, the Company acknowledges that Purchasers may be acting individually or as nominee of another party;

Whereas, Purchasers acknowledge that if they are acting on behalf of a third party they will comply with all applicable federal and state securities laws;

Now, therefore, in consideration of the mutual promises contained herein and made pursuant hereto, and good and available consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

SECTION 1
Authorization and Sale of the Shares

1.1

Authorization.  As of the Closing (as defined below), the Company will have authorized the sale and issuance of no more than 3,125,000 shares of its Common Stock (the “Common Shares”) pursuant to this Agreement at a price per share of $3.20, for total possible proceeds to the Company of $10,000,000.00.  The Purchasers are not obligated to pay any brokers or finders hereunder.  The Company may close this financing for an amount less than $10,000,000.00 at the Company’s discretion.

1.2

Agreement to Purchase and Sell.  Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, the Company hereby agrees to issue and sell to the Purchaser, and Purchaser hereby agrees to purchase from the Company, at the Closing (as defined below), the total amount of shares of the Company’s Common Stock as set forth opposite the Purchaser’s name on Schedule A, at a purchase price equal to $3.20 per share.  The Company reserves the right to accept or reject any investor at its sole and absolute discretion.

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1.3  Warrant.  Simultaneously (or as soon as practicable thereafter) with the issuance of the Common Stock as provided for herein, Company agrees to issue to each Purchaser a Warrant to purchase from Company at a price equal to $1.60 per share as detailed in Section 1.2 herein in substantially the form attached as Schedule B hereto (the “Warrant”).   The Company agrees to take all corporate and shareholder actions necessary to authorize and approve the proper number shares of Common Stock into which such warrants will be converted.

1.4

Use of Proceeds from Sale of Stock.  The net proceeds from the sale of the Common Shares issued by the Company shall be used for general corporate purposes, including working capital.

1.5  Immediate Registration.  Concurrently herewith, the Company shall issue to the Purchasers immediate registration rights for the Common Shares issued hereby, and for the Warrant issued hereby, pursuant to a Grant of Registration Rights executed concurrently herewith.

SECTION 2
Closing

2.1

The Closing.  The purchase and sale of the Common Shares hereunder shall be officially held at the Company’s corporate headquarters in Studio City, California on March 31, 2005 at noon or at such other time and place as shall be mutually agreed upon by the Company and the Purchasers (which time and place are referred to as the “Closing”).  In lieu of appearing personally, the Purchaser may at its discretion appear telephonically, through wire transfer, or through the United States mails.  At the Closing or no later than five (5) business days from the Closing, the Company will deliver to the Purchaser a certificate representing the number of Common Shares that such Purchaser has agreed to purchase hereunder as shown on Schedule A against delivery to the Company by such Purchaser of the full purchase price of such Common Shares, paid by (i) a check payable to the Company’s order, or (ii) such other method as the Company may choose at its sole discretion.

SECTION 3
Representations and Warranties of the Company

The Company hereby represents and warrants to each Purchaser that the statements in the following paragraphs of this Section 3 are all true and correct:

3.1

Organization, Good Standing; Certificate and Bylaws.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.2

Capitalization  The capitalization of the Company consists of a total of one hundred million authorized shares of common stock (the “Common Stock”).

3.3

Authorization.  All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, and for the authorization, issuance, reservation for issuance and delivery of the Common Shares has been taken or

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will be taken prior to the Closing.  This Agreement is valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting enforcement of creditors’ rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy.

3.4

Valid Issuance of Stock.

(a)

The Common Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

(b)

Based in part on the representations made by the Purchasers in Section 4 hereof, the Common Shares and (assuming no change in applicable law and no unlawful distribution of the Common Shares by the Purchasers or other parties) will be issued in compliance in all material respects with the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended, (the “1933 Act”) and the registration and qualification requirements of the securities laws of the State of California.

3.5

Governmental Consents .  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) the filing of a Notice of Transaction pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected by the Company within the time prescribed by law; and (ii) such other qualifications or filings under the 1933 Act and the regulations thereunder and all other applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

SECTION 4
Investment Representations and Covenants of the Purchasers

Each Purchaser hereby represents and warrants to, and agrees with, the Company, severally and not jointly, that:

4.1

Authorization.  This Agreement constitutes such Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.  Each Purchaser represents that such Purchaser has full power and authority to enter into this Agreement.

4.2

Investment Experience.  Such Purchaser understands that the purchase of the Common Shares involves substantial risk.  Such Purchaser (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Purchaser is able to fend for itself, can bear the economic risk of such Purchaser’s investment in the Common Shares (including the risk of total loss) and has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of this investment in the Common Shares and protecting its own interests in connection with

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this investment, and/or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Purchaser to be aware of the character, business acumen and financial circumstances of such persons.

4.3

Accredited Purchaser Status.  Purchaser is an “accredited investor” within the meaning of Regulation D promulgated under the 1933 Act.

4.4

Restricted Securities.  Such Purchaser understands that the Common Shares have not been registered under the 1933 Act, and are being offered and sold pursuant to an exemption from registration contained in the 1933 Act based in part upon the representations of such Purchaser contained herein.  Such Purchaser understands that the Common Shares are characterized as “restricted securities” under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  In this connection, such Purchaser represents that such Purchaser is familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

4.5

Legends .  It is understood that the certificates evidencing the Common Shares will bear the legends set forth below:

The securities represented hereby have not been registered under the securities act of 1933, as amended (The “Act”), or under the securities laws of certain states.  These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the act and the applicable state securities laws, pursuant to registration or exemption therefrom.  Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time.  The issuer of these securities may require an opinion of counsel in form and substance reasonably satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the act and any applicable state securities laws.  The securities represented hereby may also be subject to additional restrictions on transfer pursuant to a stock purchase agreement, investor rights agreement and/or co-sale agreement between the company and the original purchaser of such securities, copies of which are on file at the offices of the company.

4.6

Residency .  The residency of Purchaser (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth on Schedule A.

SECTION 5
Conditions to Closing of the Purchasers

The obligations of each Purchaser under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, which consent may be given by written, oral or telephone communication to the Company, or its counsel:

5.1

Representations and Warranties True .  Each of the representations and warranties of the Company contained in Section 3 and the recitals shall be true and correct on and as of the Closing with the

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same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2

Performance .  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

5.3

Securities Exemptions .  The offer and sale of Common Shares to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualification requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

5.4

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser.

SECTION 6
Conditions to Closing of the Company

The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Purchaser:

6.1

Representations and Warranties .  The representations and warranties of such Purchaser contained in Section 4 shall be true and correct on the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

6.2

Payment of Purchase Price .  Each Purchaser shall have delivered to the Company its name, address and residency (or place of incorporation or formation) on Schedule A in accordance with the provisions of Section 2.

6.3

Securities Exemptions .  The offer and sale of the Securities to the Purchasers pursuant to this Agreement shall be exempt from the registration requirements of the 1933 Act, the qualifications requirements of the Law and the registration and/or qualification requirements of all other applicable state securities laws.

6.4

Proceedings and Documents .  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company.

SECTION 7
Miscellaneous

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7.1

Survival of Warranties .  The representations, warranties and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Purchasers, their counsel or the Company, as the case may be.

7.2

Governing Law; Consent to Jurisdiction .  This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.  The parties to this Agreement hereby consent to the exclusive jurisdiction and venue of the American Arbitration Association, in Los Angeles, California, for purposes of any action arising out of or relating to this Agreement, and agree that service of process in any such action may be made in the manner provided in this Agreement for delivery of notices.

7.3

Successors and Assigns .  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.4

Amendments and Waivers .  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived, either generally or in a particular instance and either retroactively or prospectively, only with the written consent of the Company and the Purchaser.  Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Common Shares at the time outstanding, each future holder of such securities, and the Company; provided, however, that New Purchasers may become parties to this Agreement in accordance with Section 2.2 without any amendment of this Agreement or any consent or approval of any Purchaser.

7.5

Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing,, addressed (a) if to Purchaser, as indicated on the Schedule of Purchasers, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth at the end of this Agreement or at such other address as the Company shall have furnished to the Purchasers and each such other holder in writing.

7.6

Severability . In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.7

Titles and Subtitles .  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.8

Entire Agreement .  This Agreement (including all exhibits hereto) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

7.9

Counterparts .  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

In Witness Whereof, the undersigned has executed this Common Stock Purchase Agreement as of the date set forth above.

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RECOM MANAGED SYSTEMS, INC.

/s/ Rodney Hildebrandt

By:  Rodney Hildebrandt

(Secretary and Chief Operating Officer)

PURCHASER:

Trellus Partners, LP
350 Madison Avenue – 9th Floor
NY, NY 10017

By:

/s/ Adam Usdan

Title:

Schedule A

Schedule of Purchasers

Name, Address and Residency of Purchaser	Accredited Investor	Number of Shares	Amount of Investment	Form of Consideration
	Y	1,562,500	$5,000,000.00	Cash

		1,562,500	$5,000,000.00

Schedule B

Form of Warrant

See Warrant To Be Executed Concurrently Herewith

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